UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017 (July 12, 2017)

ICTV BRANDS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49638	76-0621102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Devon Park Drive, Suite 306 Wayne, PA 19087
(Address of principal executive offices)

484-598-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into A Material Definitive Agreement.

Termination and Release Agreement

On July 12, 2017, ICTV Brands Inc. (the “Company”), ICTV Holdings, Inc. (the “ICTV Holdings”), PhotoMedex, Inc. (“PHMD”), Radiancy, Inc. (“Radiancy”), PhotoTherapeutics Ltd. (“PHMD UK”), and Radiancy (Israel) Limited (“Radiancy Israel” and, together with PHMD, Radiancy, and PHMD UK, the “Sellers” and each, a “Seller”) entered into a Termination and Release Agreement (“Release Agreement”). The Company, ICTV Holdings and the Sellers are referred to herein individually as a “Party” and collectively as the “Parties.”

Under the terms of the Release Agreement, the Asset Purchase Agreement, dated October 4, 2016, as amended by the First Amendment to the Asset Purchase Agreement, dated January 23, 2017 (as so amended, the “Purchase Agreement”), is terminated and of no further force and effect, except for certain surviving rights, obligations and covenants described in the Release Agreement. Pursuant to the Release Agreement, each of the Company and ICTV Holdings, on the one hand, and the Sellers on the other hand, fully release, forever discharge and covenant not to sue any other Party, from and with respect to any and all past and present claims arising out of, based upon or relating to the Purchase Agreement (other than the surviving covenants described in the Release Agreement) or the transactions contemplated thereby.

Pursuant to the terms of the Release Agreement, the Company shall pay to PHMD, within 3 business days of the date of the Release Agreement, $2,000,000 in cash and in immediately available funds (the “Payment”). Subject to this Payment, neither the Company nor ICTV Holdings shall have any further royalty or other payment obligations under the Purchase Agreement.

The foregoing summary of the terms and conditions of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Release Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Bill of Sale

As partial consideration for the releases provided by ICTV Holdings to the Sellers pursuant to the Release Agreement and in accordance with the terms therein, on July 12, 2017, the Sellers and ICTV Holdings entered into a Bill of Sale and Assignment (“Bill of Sale”), which provides that each Seller sell, assign, transfer, convey and deliver to ICTV Holdings, and ICTV Holdings purchase and accept from each Seller, all of the right, title and interest, legal or equitable, of each such Seller in and to a deposit in the amount of $210,000 held by Sigmatron International, Inc. (“Sigmatron”), pursuant to an arrangement between one or more of the Sellers and Sigmatron.

The foregoing summary of the terms and conditions of the Bill of Sale does not purport to be complete and is qualified in its entirety by reference to the full text of the Bill of Sale, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Secured Promissory Note

On July 15, 2017, to secure the Payment, the Company issued a 30-month secured promissory note (the “Note”), to LeoGroup Private Investment Access, LLC (the “Holder”) in the principal amount of $2,000,000. The Note provides that the Company shall make monthly payments of $100,000 to the Holder for 30 months. The Note is secured by a first priority security interest in all the assets of Company, except the Company’s accounts receivable.

The Note contains customary covenants of the Company and customary events of default. Subject to the terms and conditions of the Note, so long as any event of default, as described in the Note, is continuing, without cure, for a period of five (5) business days after written notice from the Holder to the Company or a longer period if set forth in in the notice from Holder or if agreed to by the parties, all obligations of the Company under the Note shall be immediately due and payable, and the Holder may exercise any other remedies available at law or in equity.

The issuance of the Note was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act.

The foregoing summary of the terms and conditions of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation of an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Note is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

4.1	Promissory Note, dated July 15, 2017, issued by ICTV Brands Inc. in favor of LeoGroup Private Investment Access, LLC in the principal amount of $2,000,000

10.1	Termination and Release Agreement, dated July 12, 2017, by and among ICTV Brands Inc., ICTV Holdings, Inc., PhotoMedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd., and Radiancy (Israel) Limited

10.2	Bill of Sale, dated July 12, 2017, by and among Photomedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd., Radiancy (Israel) Limited and ICTV Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV BRANDS INC.

Date: July 18, 2017	By:	/s/ Richard Ransom
	Name:	Richard Ransom
	Title:	President

EXHIBIT INDEX

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

4.1	Promissory Note, dated July 15, 2017, issued by ICTV Brands Inc. in favor of LeoGroup Private Investment Access, LLC in the principal amount of $2,000,000

10.1	Termination and Release Agreement, dated July 12, 2017, by and among ICTV Brands Inc., ICTV Holdings, Inc., PhotoMedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd., and Radiancy (Israel) Limited

10.2	Bill of Sale, dated July 12, 2017, by and among Photomedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd., Radiancy (Israel) Limited and ICTV Holdings, Inc.